UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2012

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2012, Taylor Capital Group, Inc. (the “Company”) and its wholly-owned subsidiary, Cole Taylor Bank (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the underwriters named therein (collectively, the “Underwriters”), and the United States Department of the Treasury (“Treasury”) with respect to the offer and sale by Treasury of 104,823 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, liquidation preference $1,000.00 per share (the “Preferred Stock”), at a public offering price of $893.50 per share in an underwritten public offering. The Underwriting Agreement contains customary representations, warranties and covenants among the parties, and also provides for, among other things, customary conditions to closing, rights to indemnification, and termination provisions. The Preferred Stock was originally issued to Treasury on November 21, 2008 in connection with the Company’s participation in Treasury’s Troubled Asset Relief Program Capital Purchase Program.

The offering and sale of the Preferred Stock is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-180892) originally filed with the Securities and Exchange Commission on April 23, 2012, as supplemented by a final prospectus supplement dated June 13, 2012, and is expected to close on or about June 19, 2012. The Company will not receive any of the proceeds from the offering.

The public offering price and the allocation of the Preferred Stock in the offering was determined through an auction process conducted by the Underwriters. The Company did not submit any bids in the auction and will not purchase any of the Preferred Stock in the offering.

The description of the terms of the Underwriting Agreement above is only a summary, does not purport to be complete and is qualified in its entirety by the complete terms of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

1.1	Underwriting Agreement dated June 13, 2012, by and among Taylor Capital Group, Inc., Cole Taylor Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the underwriters named therein, and the United States Department of the Treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012

TAYLOR CAPITAL GROUP, INC.

/s/ Brian T. Black
By:	Brian T. Black
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated June 13, 2012, by and among Taylor Capital Group, Inc., Cole Taylor Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the underwriters named therein, and the United States Department of the Treasury.